LEASE AGREEMENT

                                    Between

                        Gordon Real Estate Company, LLC
                   a South Carolina limited liability company

                                 as Landlord,

                                     and

                             DCA of Aiken, LLC,
               A South Carolina limited liability company

                                 as Tenant

                       Dated as of October 10, 2003

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                                 TABLE OF CONTENTS

1.   LEASE OF PREMISES....................................................  1

2.   TERM AND CONSTRUCTION................................................  1
     2.1 Commencement of Term.............................................  1
     2.2 Duration of Term.................................................  1
     2.3 Tenant's Work....................................................  1
     2.4 Landlord's Contribution..........................................  2
     2.5 Renewal..........................................................  2

3.   MINIMUM RENT.........................................................  2
     3.1 Original Term....................................................  2
     3.2 Commitment Deposit...............................................  3
     3.3 Renewal Term.....................................................  3

4.   TAXES AND OTHER IMPOSITIONS..........................................  4
     4.1 Payment..........................................................  4

5.   INSURANCE............................................................  4
     5.1 Tenant...........................................................  4
     5.2 Insured Parties..................................................  5
     5.3 Insurers; Replacement............................................  5
     5.4 Landlord.........................................................  5
     5.5 Other Insurance Obtained by Tenant...............................  5
     5.6 Waiver of Subrogation; Rights Under Insurance Policies...........  5
     5.7 Insurance Companies..............................................  6

6.   TENANT'S FIXTURES....................................................  6

7.   SIGNS................................................................  6

8.   CARE, IMPROVEMENT AND RESTORATION OF THE PREMISES....................  6
     8.1 Maintenance and Repair...........................................  6
     8.2 Alterations......................................................  7
     8.3 Restoration of Fire Damage.......................................  8

9.   LANDLORD'S RIGHT OF ENTRY............................................  9

10.  QUIET ENJOYMENT......................................................  9

11.  UTILITY CHARGES...................................................... 10

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12.  GOVERNMENTAL REGULATION.............................................. 10

13.  USE AND OCCUPANCY OF PREMISES........................................ 10

14.  MECHANICS' LIENS, ETC................................................ 10
     14.1 No Liens........................................................ 10
     14.2 Discharge of Liens.............................................. 11
     14.3 No Consent of Landlord Intended................................. 11

15.  INDEMNIFICATION AND RELEASE OF LANDLORD.............................. 11
     15.1 Indemnification of Landlord..................................... 11
     15.2 Indemnification of Tenant....................................... 11
     15.3 Survival........................................................ 12

16.  CONDEMNATION......................................................... 12
     16.1 Condemnation of Entire Premises................................. 12
     16.2 Partial Condemnation............................................ 12
     16.3 Award........................................................... 12
     16.4 Temporary Use or Occupancy...................................... 13

17.  ASSIGNMENT AND SUBLETTING............................................ 13

18.  SUBORDINATION AND NONDISTURBANCE..................................... 14
     18.1 General......................................................... 14
     18.2 Non-Disturbance................................................. 15
     18.3 Right of Mortgagee to Subordinate............................... 15
     18.4 Definition of Mortgage.......................................... 15

19.  CERTIFICATES......................................................... 15
     19.1 Tenant's Estoppel Certificate................................... 15
     19.2  Landlord's Estoppel Certificate................................ 16

20.  CURING DEFAULTS...................................................... 16
     20.1 Tenant's Defaults............................................... 16
     20.2 Landlord's Defaults............................................. 16

21.  NOTICES; PAYMENT OF RENT............................................. 17

22.  ADVERSE POSSESSION................................................... 17

23.  SURRENDER, HOLDOVER.................................................. 18

24.  DEFAULTS - REMEDIES.................................................. 18
     24.1 Tenant Events of Default........................................ 18

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     24.2 Cumulative Remedies............................................. 19
     24.3 No Waiver by Landlord........................................... 19
     24.4 No Waiver by Tenant............................................. 20
     24.5 Tenant Remains Liable........................................... 20
     24.6 Expenses........................................................ 20
     24.7 Landlord Default................................................ 20

25.  GRACE PERIOD AND NOTICE OF DEFAULT................................... 20

26.  BROKERS.............................................................. 21

27.  CAPTIONS............................................................. 21

28.  ENTIRE AGREEMENT; INTERPRETATION..................................... 21

29.  DEFINITION OF "LANDLORD"............................................. 21

30.  DEFINITION OF "TENANT"............................................... 22

31.  HAZARDOUS SUBSTANCES................................................. 22
     31.1 Tenant Representation........................................... 22
     31.2 Landlord Representation......................................... 22

32.  EXCULPATION OF LANDLORD.............................................. 23

33.  GENERAL PROVISIONS................................................... 23

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                                  LEASE AGREEMENT

     THIS LEASE AGREEMENT (hereinafter called the "Lease") is made this 10 day of October, 2003, by and between GORDON REAL ESTATE COMPANY, LLC, a South Carolina limited liability company, or its assigns (hereinafter called "Landlord"), and DCA OF AIKEN, LLC, a South Carolina limited liability company (hereinafter called "Tenant").

     WITNESSETH THAT, for and in consideration of the rents, covenants, and agreements as herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. LEASE OF PREMISES

     Landlord does hereby demise and let unto Tenant, and Tenant does hereby hire and lease from Landlord, for the "Term" (as hereinafter defined) and upon the conditions and covenants set forth herein, all that certain piece or parcel of land (hereinafter called the "Land"), which Land is more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof, together with a building constructed thereon containing approximately 3900 gross rentable square feet (hereinafter called the "Building"), situated at 113 Gregg Avenue, Aiken, South Carolina, (the Land, the Building and all of such improvements to be constructed thereto and therein are hereinafter collectively called the "Premises").

2. TERM AND CONSTRUCTION

      2.1 Commencement of Term. The original term of this Lease ("Original Term") shall commence seven days after Landlord totally vacates the Premises, but in no event later than December 15, 2003 (such date of commencement of the Original Term is herein called the "Commencement Date").

      2.2 Duration of Term. The Original Term of this Lease shall end at 11:59 p.m. eastern standard time on the day immediately preceding the day which is the third (3rd) anniversary of the Commencement Date (said Original Term, as it may be extended, as contemplated in subparagraph 2.5 below, is herein called the "Term").

      2.3 Tenant's Work.

          (a) The plans and specifications of all improvements to be made within or to the Building, are herein called "Construction Specifications." An outline of the Construction Specifications will be provided to Landlord upon completion of such.

          (b) The term "Tenant's Work" shall mean the construction of the improvements described in the Construction Specifications. "Tenant's Work" shall also include connection of the Building to the public sewer system, which shall be conducted at Tenant's sole cost and expense.

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          (c) Tenant shall diligently, at Tenant's sole cost and expense, perform and complete the Tenant's Work. Tenant's Work may not commence at the Premises until the Commencement Date, provided, however, Tenant may connect the sewer line and all the necessary work related thereto upon execution of this Lease; provided, Tenant shall give Landlord notice, and such Tenant's Work is not unreasonably disruptive of Landlord's operations.

          (d) All of Tenant's Work shall be done in a good and workmanlike manner and in compliance with all applicable laws and ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof.

          (e) Tenant shall have the right to make changes ("Changes") in writing to the Construction Specifications during the course of the construction of Tenant's Work, and such Changes shall be incorporated in the Construction Specifications, and the Changes do not affect the exterior or structural portions of the Building; provided the Changes are approved by Landlord, which approval Landlord agrees not unreasonably to withhold or delay.

          (f) Landlord and Tenant agree that the Landlord has no responsibility for the construction of Tenant's Work.

          (g) Tenant shall require any contractor performing work on the Premises to carry contractor's liability coverage, broad form property damage endorsement, and contractor's protective liability coverage.

     2.4 Landlord's Contribution. Upon written notice from Tenant, Landlord shall pay tenant the sum of $2,500.00 toward completion of the Premises, and other than as provided in this Lease, Landlord shall have no other responsibility for Construction Specifications.

     2.5 Renewal. Provided that Tenant at the time of the exercise of the option herein granted is not in default in any material respect of any term, covenant, condition or agreement provided for in this Lease and if any notice of default has been given, a cure has been completed or otherwise commenced within any applicable grace period, Tenant shall have the right to extend the Original Term of this Lease for two (2) successive additional periods of five
(5) years each (individually and collectively the "Renewal Term"). The option for the Renewal Term shall be exercised by Tenant by written notice given to Landlord not less than six months prior to the end of the Original Term or then Renewal Term, as the case may be. Subject to the terms of
Section 3.3 below, all of the terms and provisions of this Lease shall be applicable to the Renewal Term.

3. MINIMUM RENT

     3.1 Original Term. Tenant shall pay to Landlord as minimum rent in lawful month of the United States of America the following amounts:

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Original Lease Period             Annual Rent              Monthly Rent
---------------------             -----------              ------------
Months 1-12                       $66,300.00               $5,525.00
Months 13 - 24                    $66,963.00               $5,580.25
Months 26-36                      $67,632.63               $5,636.05

     In addition to the Minimum Rent shall be a $.20 per square foot charge, or an aggregate of $780 per year, toward the Landlord's insurance as required under Section 5.4.

     Minimum Rent shall be payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Original Term of this Lease, allowing ten (10) day check processing time. If the Commencement Date of the Original Term shall fall on a day other than the first day of a calendar month, the Minimum Rent shall be apportioned pro rata, on a per diem basis for the period between such Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on the Commencement Date.

     In the event Minimum Rent or any other amount due Landlord hereunder are not paid when due, there is automatically imposed a late charge (which shall be paid by Tenant to Landlord contemporaneously with said payment of Minimum Rent or other amount due) in the amount of the product of four percent (4%) multiplied by the amount otherwise due.

     3.2. Commitment Deposit. Simultaneously with the execution of the Lese Agreement, Tenant has deposited with Landlord a sum equal to one month's Minimum Rent (the "Commitment Deposit"). Said Commitment Deposit shall be retained by the Landlord and applied to the first monthly installment of Rent
coming due hereunder.   In the event that the Original Term does not commence
due to the failure on the part of the Tenant, Landlord shall be entitled to retain the Commitment Deposit and pursue all other legal rights and equitable remedies against the Tenant. In the event that the Original Term does not commence due to the failure on the part of the Landlord, Landlord shall promptly refund the Commitment Deposit to the Tenant and Tenant may pursue all other legal rights and equitable remedies against the Landlord.

     3.3 Renewal Term. The Minimum Rent for each Renewal Term shall be as set forth below:

First Renewal Term                Annual Rent              Monthly Rent
------------------                -----------              ------------
Months 1 - 12                     $68,308.95               $5,692.41
Months 13 - 24                    $68,992.05               $5,749.34
Months 25 - 36                    $69,681.97               $5,806.83
Months 37 - 48                    $70,378.79               $5,864.90
Months 49 - 60                    $71,082.58               $5,923.55

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Second Renewal Term               Annual Rent              Monthly Rent
-------------------               -----------              ------------
Months 1 - 12                     $71,793.41               $5,982.78
Months 13 - 24                    $72,510.75               $6,042.56
Months 25 - 36                    $73,235.86               $6,102.99
Months 37 - 48                    $73,968.22               $6,164.02
Months 49 - 60                    $74,707.90               $6,225.66

4. TAXES AND OTHER IMPOSITIONS

     4.1 Payment. In addition to the Minimum Rent referred to above, Tenant, throughout the Term of this Lease, shall pay to Landlord, as additional rent hereunder, the amount by which levies, taxes (including payments required to be made in lieu of taxes) or assessments (collectively, the "Impositions") imposed, assessed or charged on or with respect to the Premises by any federal, state, municipal or other governmental authority having control and jurisdiction over the Premises ("Governmental Authority") or under any law, ordinance, or regulation of any Governmental Authority ("Law") assessed during the Term are in excess of the Impositions paid by the Landlord for the calendar year 2003, which Impositions and documentation relating thereto shall be provided to Tenant.

     Notwithstanding the foregoing, if any Imposition shall be created, levied, assessed, adjudged, imposed, charged or become a lien with respect to a period of time which commences before or ends after the commencement and expiration dates, respectively, of the Term of this Lease (other than an expiration of the Term, of this Lease by reason of breach of any of the terms hereof by Tenant), then Tenant shall only be required to pay that proportion of such increase in the Imposition which is equal to the proportion of said period which falls within the Term of this Lease.

     Landlord agrees to deliver to Tenant copies of all such notices of Impositions which Landlord receives during the Lease Term.

5. INSURANCE

     5.1 Tenant. Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect throughout the Term:

          (a) workmen's compensation coverage to the extent required by the laws of the State of South Carolina to the extent necessary to protect Landlord and the Premises against workmen's compensation claims;

          (b) a policy of Combined Single Limit Bodily Injury and Property Damage Insurance which shall provide protection in the amount of Three Million Dollars ($3,000,000.00) and an aggregate of Five Million Dollars ($5,000,000,000.00) combined single limit, insuring Tenant against any and all liability arising out of Tenant's use and occupancy of the Premises.

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Coverage shall include independent contractor liability, personal injury, and
Tenant's personal property.

      5.2 Insured Parties.  The policies of insurance described in subsection
5.1 above shall name Tenant and Landlord (and at the request of Landlord, a lender loss payable endorsement) as insured parties. The policies of insurance described in subsection 5.1(b) above shall name Landlord as an insured party.

     5.3 Insurers; Replacement. The insurance required by this Section 5 may be maintained by separate policies or by blanket policies. The provisions of such policies applicable to the Premises shall provide that the insurer may not cancel, reduce or materially change any such policies without endeavoring at least thirty (30) days prior to such cancellation, reduction or material change to provide written notice to Landlord and shall be issued by an insurer of nationally recognized financial responsibility authorized to do business in the state in which the Premises are located, legally qualified to issue the same, and subject to the reasonable satisfaction of Landlord.
At least thirty (30) days prior to the Commencement Date of the Term of this Lease (or other date by which such insurance is required to be procured) each policy or a certificate thereof required to be maintained by this Section 5 shall be delivered by Tenant to Landlord. At least thirty (30) days before any policy shall expire, Tenant shall deliver to Landlord and a replacement policy or certificate and at least thirty (30) days after the date that the premium on any policy shall become due and payable, Landlord shall be furnished with satisfactory evidence of its payment.

     5.4 Landlord. Landlord shall obtain and maintain insurance on the Premises, primarily a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring against any liability arising out of the ownership or maintenance of the Building in an amount not less than combined single limit of One Million ($1,000,000) Dollars. Landlord should also obtain and maintain a policy or policies of insurance covering loss or damage to the Premises, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event such is required by a lender having a lien on the Premises), of not less than the replacement cost of the Premises, and special extended perils ("all risk" as such term is used in the insurance industry).

     5.5 Other Insurance Obtained by Tenant. Tenant shall not take out or carry separate insurance concurrent in form or contributing in the event of loss with that required to be furnished by Tenant hereunder or increase the amounts of any then existing insurance by securing an additional policy or additional policies, without including Landlord as named insureds, with loss payable as in this Lease provided. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord the policies or duplicate policies evidencing the same.

     5.6 Waiver of Subrogation; Rights Under Insurance Policies. Each of the parties hereto hereby releases the other, to the extent of each party's insurance coverage, from any and all liability for any loss or damage against such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective (i) only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall either not be invalidated by such waiver of subrogation or not affect said policy or the right of the insured to recover thereunder, (ii) only to the extent of the actual coverage afforded such party, and (iii) only if it does not have the effect of invalidating any insurance coverage required or permitted in this Lease. If any policy does not permit such a release, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is charged for such waiver, the party benefiting therefrom, if it desires to have the waiver, agrees to pay to the other the amount of such additional premium promptly upon being billed therefore.

     5.7 Insurance Companies. All required insurance shall be placed with companies rated no less than "A," Class VII in the current Best's Guide.

6. TENANT'S FIXTURES

     Tenant shall have the right to install in the Premises trade fixtures required by Tenant or used by it in its business and, if installed by Tenant, Tenant shall remove any or all such trade fixtures upon termination of this Lease, unless otherwise requested by Landlord; provided, however, that Tenant shall repair and restore any damage or injury to the Premises caused by the installation and/or removal of any such trade fixtures. Trade fixtures include, among others, dialysis machines and equipment, water systems and related dialysis fixtures and equipment necessary for Tenant to perform its operations and business; and none of such trade fixtures shall be deemed property attached or affixed to the Premises or realty.

7. SIGNS

     Tenant may, to the extent and manner allowed by Law, place, erect, or maintain signs upon the Premises, provided that prior to the installation of any such sign, Tenant shall have submitted plans thereof to Landlord for Landlord's prior written approval (which approval Landlord agrees not to unreasonably withhold or delay) and Tenant shall remove all signs at the termination of this Lease, repairing any damage caused by the installation and/or removal thereof.

8. CARE, IMPROVEMENT AND RESTORATION OF THE PREMISES

     8.1 Maintenance and Repair. Except as otherwise set forth herein, Landlord shall, throughout the Term of this keep the Building and the other improvements now or hereafter located upon the Land, and any sidewalks, parking areas, curbs and access ways upon or adjoining the Premises, in good repair. Landlord shall also maintain the lawn on the Premises, provided that Landlord shall expend up to but not more than $350.00 per month for lawn maintenance. In the event that Tenant requires additional lawn maintenance, the cost of which would exceed $350.00 per month, said excess expense shall be the sole and exclusive responsibility of the Tenant and shall be paid to the Landlord as additional rent. In addition, Landlord shall replace the plantings around the front sign and at the front of the Building twice yearly with seasonally appropriate plantings of Landlord's selection. Landlord shall expend up to but not more than $200.00 per year for the plantings. In the event that Tenant requires additional plantings, the cost of which would exceed $200 per year, said excess expense shall be the sole and exclusive responsibility of the Tenant and shall be paid to the Landlord as additional rent.

     The foregoing notwithstanding, Landlord shall not be obligated to make any repairs or improvements to any improvements or fixtures installed by the Tenant. Landlord shall also not be obligated to make any repairs or improvements necessitated by the negligent, willful or wanton acts or omissions of Tenant, its agents, employees, representatives, licensees or invitees, the parties expressly agreeing that any such repairs, replacement or improvement arising from such negligent, willful or wanton acts or omissions are the exclusive responsibility of the Tenant and shall be promptly pursued to completion at Tenant's sole cost and expense. Tenant shall be further responsible for the routine cleaning and janitorial service for the Premises, maintaining and changing all filters for the HVAC system, maintaining all internal lighting (including replacing bulbs as necessary) and maintaining all toilets; provided, Landlord shall have the exclusive responsibility to maintain in good order the plumbing, electrical and gas components of the Premises.

     8.2 Alterations. Tenant shall have the right to make alterations, improvements or additions to the Premises ("Tenant's Changes"), provided (a) Tenant furnishes Landlord prior to the commencement thereof with (i) a full set of plans and specifications for any Tenant's Change, together with all approvals and permits required by any Governmental Authority, and Landlord approves said plans and specifications by written notice to Tenant, which approval Landlord shall not unreasonably withhold, (ii) an original builder's risk policy of insurance in form and amount of coverage reasonably acceptable to Landlord, showing Landlord, Tenant and Lender, if any, as named insureds,
(b) all Tenant's Changes are performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials, and (c) upon completion of any Tenant's Change, Tenant furnishes to Landlord "as-built" drawings showing the location and type thereof. If Landlord at the time of giving its approval to any Tenant's Change notifies Tenant that approval is conditioned upon restoration, then upon written request of Landlord, Tenant shall, at its sole cost and expense and upon the termination of this Lease, remove the same and restore the Building to its condition prior to such Tenant's Change. In no event shall any Tenant's Change impair the structural strength of the Building; and provided further that Tenant shall take or cause to be taken all steps that are required or permitted by law in order to avoid the imposition of any materialmen's or mechanics' liens upon the Premises. Except as otherwise provided herein and in Section 6 hereof, all Tenant's Changes and all repairs and all other property attached to or used in connection with the Building or any part thereof made or installed on the Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Premises and the property of Landlord without payment there for by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of the Term of this Lease. Except as otherwise set forth herein, in particular but not limited to Section 8.1, during the Lease Term, Landlord shall have no duty or obligation to make any Tenant's Change, replacement or repair to other property attached to the Building by Tenant, whether interior or exterior, structural or non-structural, ordinary or extraordinary, all of which are the sole responsibility of Tenant.

     8.3 Restoration of Fire Damage.

          (a) If the Building, the Premises, or other improvements on the Land or Premises shall be damaged or destroyed by fire or other casualty, all applicable insurance proceeds for the Premises from Landlord's insurance policies, shall be used for and the Landlord shall proceed to repair, rebuild or replace such Building, Premises, and other improvements so as to restore the Premises to the condition in which they were immediately prior to such damage or destruction. To the extent that the business of the Tenant cannot reasonably be conducted at the Premises due to such fire or casualty and if such damage cannot be or is not repaired, restored, or rebuilt by the Landlord, as the case may be, to substantially the same condition as it was immediately prior to such damage or destruction within three (3) months after such damage, then either the Landlord or Tenant shall have the option of terminating this Lease by written notice delivered to the other party not later than thirty (30) days (the "Casualty Notice Period") following such failure to repair, restore or rebuild; in either event Tenant shall immediately vacate and surrender possession of the Premises to the Landlord. If neither Tenant nor Landlord elects to terminate this Lease, or if the Premises are not damaged to the extent that the damage unreasonably interferes with Tenant's use, Landlord shall proceed with said repairs with all reasonable diligence, but in no event shall the repairs exceed ninety
(90) days from the end of the Casualty Notice Period. The Minimum Rent, additional rent and other sums that may be payable hereunder by Tenant shall entirely abate in case the Premises are substantially destroyed or so damaged as to render the Premises untenantable or not useable or convenient or in a condition for patients of Tenant (in the sole judgment of the Tenant) noting the use of the Premises as per Section 13, or abate proportionately according to the extent of the injury or damage sustained by the Premises, if such is not substantially destroyed or is rendered partially untenantable, until the Premises shall have been restored, repaired, or rebuilt and put in proper condition for the use and occupancy of Tenant. Landlord agrees to initiate any such repairs immediately after such damage and to complete the same with due diligence and within a reasonable time as provided in this Lease.

          (b) Notwithstanding the provisions of subsection 8.3(a) above to the contrary, if the Building, Premises, or other improvements on the Land or to the Premises shall be damaged or destroyed by fire or other casualty during the last twelve (12) months of the Original Term of this Lease or during the last twelve (12) months of any Renewal Term of this Lease, or in the event that the Landlord's insurance proceeds are insufficient to cover the full cost of the repair, rebuilding or replacement of the damaged Building, Premises, or other improvements in Landlord's reasonable estimation, Landlord shall have the right, at its option and in lieu of repairing, rebuilding or replacing such Building, Premises, or other improvements as required pursuant to the provisions of subsection 8.3(a), to terminate this Lease as of the date of termination specified by Landlord. Landlord agrees to make said determination within forty five (45) days of Tenant's written notice to Landlord of the occurrence of said casualty.

9. LANDLORD'S RIGHT OF ENTRY

          (a) Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter upon the Premises only at certain and reasonable times, with reasonable prior written notice, or in emergency situations, enter all parts of the Premises, for the purpose of inspecting them and making any necessary repairs thereto and performing any work therein that may be necessary by reason of the terms and provisions of this Lease. During the progress of any work in the Premises, to the extent such is absolutely necessary, Landlord may keep and store in the Premises all necessary materials, tools and equipment, but in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Premises. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Premises or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use best efforts not to annoy, disturb or otherwise interfere with Tenant's operations in the Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Premises at all reasonable times to exhibit the Premises to any prospective purchaser and/or mortgagee thereof, and Landlord shall have the right to exhibit the Premises to any prospective tenant at any time within six months prior to the expiration of the Term of this Lease, unless Tenant shall have previously exercised a then current option to renew the Term beyond the then current Term.

          (b) Should there be a need to make any emergency repairs which are otherwise the responsibility of Landlord as provided in this Lease, but due to the emergent circumstances, Tenant makes such repairs, the cost thereof shall be reimbursed by Landlord. In the event Landlord does not reimburse Tenant for the cost of such emergency repairs within thirty (30) days of Tenant's written demand for payment to Landlord, the cost thereof shall be a deduction from any Minimum Rent or additional rent due hereunder.

10. QUIET ENJOYMENT

     Landlord covenants and agrees that Tenant, upon paying the Minimum Rent, Impositions, and performing the covenants of this Lease, on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises and common areas of the Building, including but not limited to parking areas, sidewalk entrances and exits, which quiet and peaceful enjoyment of the Premises and common areas of the Building will not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord, for the Term and all applicable Renewal Terms.

11. UTILITY CHARGES

     Tenant shall, throughout the Term, be solely responsible for and shall promptly pay all rents and charges for water and sewer services and all costs and charges for gas, steam, heat, light, electricity, power, telephone and any other utility or service used or consumed in or servicing the Premises and, except as may be required of the Landlord under the terms of this Lease, all other costs and expenses involved in the care, management and use thereof, including, but not limited to, costs for routine janitorial services for the interior of the Premises and the monthly cost for the security service serving the Premises.

12. GOVERNMENTAL REGULATION

     Tenant shall throughout the Term, at Tenant's sole cost and expense, promptly comply with all laws and ordinances and notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, as to the use or manner of use of the Premises. Without limiting the generality of the foregoing, Tenant shall keep in force at all times all licenses, consents and permits necessary for Tenant's lawful use of the Premises, and Tenant shall pay all personal property taxes, income taxes, and license fees in connection with Tenant's operation of its business upon the Premises. Tenant shall likewise observe and comply with the requirements of all policies of Tenant's public liability, fire and similar Tenant policies of insurance at any time in force with respect to the Premises. Nothing in the foregoing shall require the Tenant to perform any work or make any improvements or repairs which the Landlord is required to make pursuant to other provisions of this Lease.

13. USE AND OCCUPANCY OF PREMISES

     Tenant may use the Premises only as an outpatient medical and dialysis facility and related services necessary to support the operations as a dialysis center and only in accordance with all laws and the requirements of all Governmental Authorities. Tenant shall occupy one hundred percent of the Premises throughout the Term and shall not abandon same, except as may be permitted under the terms of this Lease.

14. MECHANICS' LIENS, ETC.

     14.1 No Liens. Tenant will not create or permit to be created (to the extent within Tenant's control) or remain, and will discharge, any lien, encumbrance or charge (levied on account of any Imposition or any mechanic's, laborer's or materialman's lien) which might be or become a lien, encumbrance or charge upon the Premises or any part thereof, and Tenant will not suffer any other matter or thing whereby the estate, right and interest of Landlord in the Premises, or any part thereof, might be impaired; provided that any mechanic's, laborer's or materialmen's lien may be discharged in accordance with subsection 14.2.

     14.2 Discharge of Liens. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Premises or any part thereof by reason of work performed by or at the direction of Tenant, within thirty (30) days after notice to it of the filing thereof, Tenant will earnestly commence action to cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to either cause such Lien to be discharged or sufficiently bonded around such lien within a reasonable period of time, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection therewith, shall constitute additional rent payable by Tenant under this Lease and shall, be paid by Tenant to Landlord on demand.

     14.3 No Consent of Landlord Intended. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific alteration, addition, improvement or repair to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Premises or any part thereof.

15. INDEMNIFICATION

     15.1 Indemnification of Landlord. Tenant hereby indemnifies and agrees to save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including without limitation the reasonable fees and expenses of attorneys, investigators and experts and court costs), causes of action, suits, claims, demands or judgments of any nature, arising from the Tenant's occupancy of the Premises or from any work or thing whatsoever done in and on the Premises by Tenant, its agents, contractors, servants, employees, representatives, licensees or invitees, or arising from any material breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or under the law, or arising from any act, neglect or negligence of Tenant, or any of its agents, contractors, servants, employees, licensees or invitees. The indemnification set forth in subsection 15.1 hereunder, shall not apply to any liability, loss, damage, cost, expense, suit, claim, demand, cause of action or judgement caused by Landlord's negligent acts or omissions, or the negligent acts or omissions of any party claiming through Landlord (expressly excluding, however, Tenant and all parties claiming through Tenant).

     15.2 Indemnification of Tenant. Landlord hereby indemnifies and agrees to save harmless Tenant from and against any and all liabilities, losses, damages, costs, expenses (including without limitation the reasonable fees and expenses of attorneys, investigators and experts and court costs), causes of action, suits, claims, demands or judgments of any nature, arising from any work or thing whatsoever done in and on the Premises by Landlord, its agents, contractors, servants, employees, representatives, licensees or invitees, or arising from any material breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or under the law, or arising from any act, neglect or negligence of Landlord, or any of its agents, contractors, servants, employees, licensees or invitees. The indemnification set forth in subsection 15.2 hereunder, shall not apply to any liability, loss, damage, cost, expense, suit, claim, demand, cause of action or judgment caused by Tenant's negligent acts or omissions, or the negligent acts or omissions of any party claiming through Tenant (expressly excluding, however, Landlord and all parties claiming through Landlord).

     15.3 Survival. The indemnifications of Landlord and Tenant as provided in this Section 15 and any other indemnification provisions provided for in this Lease shall survive a period of six (6) months from the expiration or termination of this Lease, and thereafter shall be of no effect.

16. CONDEMNATION

     16.1 Condemnation of Entire Premises. If all of the Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant, in the reasonable judgment of both Tenant and Landlord, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Premises, and the Minimum Rent herein reserved and all additional rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date and all Minimum Rent, additional rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

     16.2 Partial Condemnation. If only part of the Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to subsection 16.1 above, Landlord shall diligently, at Landlord's sole cost and expense, restore the Building and other improvements upon the Land to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable abatement of the Minimum Rent, additional rent and other sums that might be due from Tenant according to the percentage of the Premises lost to the condemnation.

     16.3 Award. Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 16, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Tenant hereby assigns to Landlord all of its right, title and interest in and to every such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's inventory, moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award.

     16.4 Temporary Use or Occupancy. If the temporary use or occupancy of all or any part of the Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Premises and, if so awarded, for the taking of Tenant's inventory, moveable trade fixtures, machinery and other moving expenses. Landlord shall be entitled to receive that portion of the award for such taking which represents reimbursement for the cost of restoration of the Premises, if any. This Lease shall be and remain unaffected by such taking, and Tenant shall be responsible for all obligations hereunder not affected by such taking and shall continue to pay in full when due the Minimum Rent, additional rent and all other sums required to be paid by Tenant pursuant to the provisions of this Lease. If the period of temporary use or occupancy shall extend beyond the expiration date of the Term, that part of the award which represents compensation for the use or occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period to and including the expiration date of the Term, and Landlord shall receive so much as represents the period subsequent to the expiration date, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises. Notwithstanding anything herein to the contrary, should such temporary condemnation substantially adversely affect Tenant's operations and business, as reasonably determined by Tenant, then this Lease shall terminate as otherwise provided for in Section 16.1.

17. ASSIGNMENT AND SUBLETTING

     Tenant shall not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or sublet the whole or any part of the Premises, without on each occasion first obtaining the written consent of Landlord. In seeking such consent, Tenant shall deliver to Landlord a copy of said assignment or sub-lease, the name of the assignee or sub-tenant, financial information regarding said assignee or sub-tenant, and such other information as may be reasonably requested by Landlord. Provided that Tenant shall not be in material default in any of the terms, covenants, conditions and agreements of this Lease, this prohibition against assigning or subletting shall not apply to (and Landlord's prior written consent shall not be required with respect to) an assignment or subletting to any party which is a majority-owned subsidiary of Tenant, any party which is a wholly-owned subsidiary of any party which owns all or substantially all of the stock of Tenant, any party purchasing all or substantially all of the stock or assets of Tenant, or any party into or with which Tenant shall merge or be consolidated, provided that by operation of law or by effective provisions contained in the instrument of merger, consolidation, or asset acquisition, the liabilities of the corporations participating in such merger, consolidation, or asset acquisition are assumed by the corporation surviving such merger, consolidation, or asset acquisition, and further provided that, immediately after giving effect to any such merger, consolidation, or asset acquisition (including without limitation any transfer of stock) and assumption as the case may be, the corporation surviving such merger or consolidation by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization, and net worth as determined in accordance with generally accepted principles of accounting at least equal to the assets, capitalization and net worth, similarly determined, of Tenant at the beginning of the Term of this Lease or of Tenant, its corporate successors or assigns, immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be, whichever is greater.
In the event of any assignment of this Lease made in which Landlord's consent is not required, Tenant shall give Landlord prompt written notice thereof, together with a copy of such sub-lease or assignment. Notwithstanding anything to the contrary contained in this Lease, in the event of any transfer or assignment of this Lease made without Landlord's consent or as may otherwise be provided in Landlord's consent, Tenant shall not be released from liability hereunder, but shall remain fully liable for the performance of all of the terms, conditions and covenants of this Lease and the Premises shall be used only for the purposes permitted herein; and Tenant will require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all the provisions of this Lease.

     If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Minimum Rent, additional rent and all other sums due hereunder from the assignee. If the Premises or any part thereof be sublet or be used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after an event of default by Tenant hereunder, collect Minimum Rent, additional rent and all other sums due hereunder from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 17; provided, if Tenant assigned or sublet in accordance with the provisions of this Section 17, unless otherwise provided in Landlord's consent, such assignment or subletting shall be deemed Landlord's acceptance of the assignee, tenant or occupant, as Tenant, and shall release Tenant from the further performance by Tenant of Tenant's obligations under this Lease.

     In the event Tenant desires to sublet all or substantially all of the Premises, Landlord may terminate this Lease (and Tenant shall pay all amounts due to Landlord or otherwise payable by Tenant hereunder to the date of termination) and Landlord may enter into a lease of the Premises directly with said proposed sub-tenant.

18. SUBORDINATION AND NONDISTURBANCE

     18.1 General. This Lease shall be subject and subordinate at all times to the lien of any mortgages and/or other encumbrances now or hereafter placed upon the Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant agrees, at the election of the lender, to attorn to any such lender. Tenant further agrees to execute and deliver upon demand such further reasonable instrument or instruments evidencing and confirming such subordination of this Lease to the lien of any mortgage and/or other encumbrance held by the lender and such further reasonable instrument or instruments of attornment as shall be desired by the lender or other holder of an encumbrance or proposed mortgage or encumbrance. If the interest of Landlord is transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, then Tenant will, at the option to be exercised in writing by the lender or purchaser at foreclosure, as the case may be, attorn to it and perform for its benefit all the terms, covenants and conditions of this Lease on the Tenant's part to be performed with the same force and effect as if the lender or purchaser were the landlord originally named in this Lease. Upon any such attornment, this Lease shall continue in full force and effect as a direct lease between the lender or a successor landlord and Tenant upon all of the then executor terms of this Lease, except that the lender or successor landlord shall not be (i) liable for any previous act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord: and (iii) bound by any previous prepayment of more than one month's Minimum Rent, unless such prepayment shall have been approved in writing by the lender.

     18.2 Non-Disturbance. The provisions of subsection 18.1 shall be effective only in the event that any such mortgage or other encumbrance provides, or the holder thereof agrees with Tenant that, neither such holder nor its successors or assigns will take any action to interfere with the rights of Tenant, its successors and assigns in the Premises under this Lease so long as Tenant is not in material default hereunder. Landlord agrees that any mortgage on the Premises to which this Lease is subordinate will contain an agreement by the mortgagee that, or Landlord will deliver to Tenant a separate agreement from the mortgagee that, neither such mortgagee nor its successors or assigns will take any action to interfere with the rights of Tenant, its successors and assigns, in the Premises under this Lease so long as Tenant is not in material default under this Lease.

     18.3 Right of Mortgagee to Subordinate. Notwithstanding the provisions of subsection 18.1 to the contrary, any mortgagee may at any time subordinate its mortgage or other encumbrance to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage or other encumbrance without regard to their respective dates of execution and delivery and in that event such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage or other encumbrance and had been assigned to such mortgagee.

     18.4 Definition of Mortgage. The term "mortgage" as used in this Lease shall also be deemed to include a deed to secure debt, a deed of trust or any other applicable security instrument.

19. CERTIFICATES

     19.1 Tenant's Estoppel Certificate. Tenant agrees at any time (but not more frequently than two (2) times within any twelve (12) mouth period), within ten (10) business days after Landlord's written request, to execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying to Landlord and/or its designee that to the best of Tenant's knowledge this Lease is unmodified and in full force and effect (or if there have been modifications, that to the best of Tenant's knowledge it is in full force and effect as modified and stating the modifications), and the dates to which Minimum Rent, additional rent and other charges have been paid in advance, if any, stating and representing (if such be the case) that Tenant has unconditionally accepted the Premises and is conducting its business therein, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, and stating such other or further information with respect to this Lease or the Premises as may be requested (provided that Tenant shall not be required to divulge any confidential information relating to Tenant's business operations), it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee or any mortgagee thereof or any assignee of Landlord's interest in this Lease or of any mortgage upon the fee of the Premises, or any part thereof.

     19.2 Landlord's Estoppel Certificate. Landlord agrees at any time and from time to time (but not more frequently than two (2) times within any twelve (12) month period), within ten (10) business days after Tenant's written request, to execute, acknowledge and deliver to Tenant a written instrument in recordable form certifying that to the best of Landlord's knowledge this Lease is unmodified and in full force and effect (or if there have been modifications that to the best of Landlord's knowledge it is in full force and effect as modified and stating the modifications), and the dates to which Minimum Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge.

20. CURING DEFAULTS

     20.1 Tenant's Defaults. Subject to the provisions of Section 25 below requiring Landlord to give to Tenant written notice of Tenant's default and an opportunity to cure such default (but not subject thereto in the event of an emergency of which the Landlord promptly thereafter shall notify Tenant), if Tenant shall be in material default in the performance of any of its obligations hereunder, Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity or under this Lease, reasonably cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any reasonable and customary sums paid or costs incurred by Landlord in reasonably curing such default, which reasonable sums and costs shall be deemed additional rent payable hereunder.

     20.2 Landlord's Defaults. Subject to the provisions set forth below in this subsection 20.2 requiring Tenant to give to Landlord written notice of Landlord 's default and an opportunity to cure such default (but not subject thereto in the event of an emergency of which Tenant promptly thereafter shall notify Landlord), if Landlord shall be in material default in the performance of any of its obligations hereunder, Tenant may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity or under this Lease, reasonably cure such default on behalf of Landlord, and Landlord shall reimburse Tenant upon demand for any reasonable sums paid or costs incurred by Tenant in reasonably curing such default. Notwithstanding anything hereinabove stated and except for emergency situations (of which Tenant shall notify Landlord in any event), Tenant agrees that Tenant will not exercise any right or remedy provided for in this Lease or allowed by law because of any default by Landlord, unless Tenant shall have first given written notice thereof to Landlord, and Landlord, within a period of thirty (30) days thereafter shall have failed to correct the default, or if in the reasonable judgment of the Tenant such default cannot be corrected within thirty (30) days, Landlord failed to actively and diligently in good faith proceed with and continue the correction of the default until fully corrected.

21. NOTICES; PAYMENT OF RENT

     All notices, demands, requests, consents, certificates and waivers from either party to the other shall be in writing and sent by hand delivery or overnight courier service (provided there is evidence of delivery), or by United States certified mail, return receipt requested, postage prepaid, addressed to Landlord or to Tenant at the following respective addresses:

          if to Landlord:

          Gordon Real Estate Company, LLC
          1725 Huntsman Drive
          Aiken, South Carolina 29803
          Attn: Manager

          and if to Tenant:

          DCA of Aiken, LLC
          c/o Dialysis Corporation of America
          1344 Ashton Road, Suite 201
          Hanover, MD 21076
          Attn: President

or to such other addresses as the party to receive the notice, demand, request, consent, certificate or waiver may hereafter designate by written notice to the other. All payments of rent hereunder shall be made to Landlord at the address from time to time designated as aforesaid for the giving of notice. All notices, demands, requests, consents, certificates and waivers shall be deemed to have been given when received, if by hand delivery or by courier, or three (3) days after deposit in the United States mail as aforesaid. Any notice, demand, request, certificate or waiver may be given by any party hereto by its respective counsel.

22. ADVERSE POSSESSION

     Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the premises or any portion thereof.

23. SURRENDER, HOLDOVER

     Tenant agrees at the expiration or earlier termination of the Term hereof promptly to yield up, clean and neat, and in the same condition of order and repair in which they are required to be kept throughout the Term hereof, the Premises and all improvements, alterations and additions thereto, subject to the provisions of this Lease.

     In the event Tenant does not vacate the Premises as aforesaid without Landlord's consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease. During the period of any such holding over, all provisions of this Lease shall remain in effect, except that the monthly Minimum Rent shall be an amount equal to 1.50 multiplied by the amount of monthly Minimum Rent payable for the last full month of the Term. Nothing herein shall be construed as Landlord's consent to Tenant holding over.

24. DEFAULTS - REMEDIES

     24.1 Tenant Events of Default. Subject to the provisions of Section 25, below, in the event Tenant shall at any time be in default in the payment of Minimum Rent herein reserved, or of Impositions or any other sum required to be paid by Tenant under this Lease by failing to pay same when due, or in the performance of or compliance with any of the terms, covenants, conditions or provisions of this Lease in any material respect, or if Tenant shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors or shall file a bill in equity or otherwise initiate proceedings for the appointment of a receiver of Tenant's assets, or shall file any proceedings in bankruptcy or for reorganization or an arrangement under any federal or state law, or if any proceedings in bankruptcy or for the appointment of a receiver shall be instituted by any creditor of Tenant under any state or federal law, and not removed within sixty (60) days or if substantially all of Tenant's property upon the Premises is levied upon and is about to be sold out upon the Premises under execution or other legal process (the occurrence of any such event to constitute an event of default and a breach under this Lease), then and in addition to any other rights or remedies Landlord may have under this Lease and at law and in equity, Landlord shall have the following rights:

          (a) Re-Entry. To re-enter the Premises and remove all persons and all or any property therefrom, either by summary dispossessory proceedings, ejectment or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefore, except for the negligent, willful or wanton acts or omissions of the Landlord, its agents, employees, representatives, licensees or invitees, and repossess and enjoy the Premises, together with all additions, alterations and improvements.
Upon recovering possession of the Premises by reason of or based upon or arising out of a material default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet, and may relet, the Premises or any part or parts thereof, without notice to Tenant, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have instituted the balance of the Term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole and absolute discretion may seem advisable but within the then fair rentable value of the Premises and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and reasonable attorney's fees and all costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alternations and/or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure after diligent attempts to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent after reasonable efforts to collect such rent thereof under such reletting. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord as Tenant's agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

         (b) Termination. To terminate this Lease and the Term hereby created without any right on the part of Tenant to reinstate by payment of any sum due or by other performance of any condition, term or covenant broken, whereupon Tenant shall immediately quit and peacefully surrender the Premises to Landlord without payment therefore by Landlord, but Tenant shall nevertheless remain liable, as elsewhere provided in this Lease.

     24.2 Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute. Landlord shall be entitled to seek injunctive relief in case of the violation, or the attempted violation, of any of the provision hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Landlord hereunder and at law or in equity.

     24.3 No Waiver by Landlord. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant of any of Tenant's obligations, agreements or covenants herein be a waiver by Landlord of any rights and remedies with respect to such or of any subsequent breach of any such obligations, agreements or covenants.

     24.4 No Waiver by Tenant. No waiver by Tenant of any breach by Landlord of any of Landlord's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Tenant to seek a remedy for any breach by Landlord of any of Landlord's obligations, agreements or covenants herein be a waiver by Tenant of any rights and remedies with respect to such or of any subsequent breach of any such obligations, agreements or covenants.

     24.5 Tenant Remains Liable. No expiration or termination of the Term of this Lease pursuant to subsection 24.1 above, by operation of law or otherwise, and no re-entry or repossession of the Premises pursuant to subsection 24.1 above or otherwise, and no reletting of the Premises, shall relieve Tenant of its then current liabilities or obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession or reletting.

     24.6 Expenses. If Tenant shall be in material default in the performance of any of its obligations hereunder, Tenant shall pay to Landlord, on demand, all reasonable expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses. If Landlord shall be made a party to any litigation commenced against Tenant as a result of this Lease or the relationship of Landlord and Tenant arising by virtue of this Lease, and Tenant, at its expense, shall fail to provide Landlord with counsel reasonably approved by Landlord, Tenant shall pay all reasonable costs and attorneys' fees incurred by Landlord in connection with such litigation.

     24.7 Landlord Default.   Subject to the provisions of Section 20, above,
in the event Landlord shall at any time fail in the performance of or compliance with any of the terms, covenants, conditions or provisions of this Lease (the occurrence of any such event to constitute an event of default and a breach under this Lease), then Tenant may, in addition to any rights or remedies Tenant may have under this Lease and at law and in equity, have the option, at its sole discretion, to terminate this Lease without any right on the part of the Landlord to reinstate by payment of any sum due or by other performance of any condition, term or covenant broken, whereupon Tenant shall surrender the Premises to Landlord without any payment therefore by Tenant, but Landlord shall nevertheless remain liable as otherwise provided in this Lease.

25. GRACE PERIOD AND NOTICE OF DEFAULT

     Notwithstanding anything hereinabove stated and except for emergency situations, Landlord agrees that Landlord will not exercise any right or remedy provided for in this Lease or allowed by law because of any default of Tenant, unless Landlord shall have first given written notice thereof to Tenant, and Tenant, within a period of ten (10) days thereafter shall have failed to pay the sum or sums due, or if the default consists of something other than the failure to pay money, Tenant shall have failed, within thirty
(30) days thereafter, to correct the default (or if in the reasonable judgment of the Landlord such default cannot be corrected within thirty (30) days, Tenant fails actively and diligently in good faith to proceed with and continue the correction of the default until it shall be fully corrected); provided, however, that no such notice from Landlord shall be required nor shall Landlord be required to allow any part of the said notice period if Tenant shall have filed a petition in bankruptcy or for reorganization or a bill in equity or otherwise initiate proceedings for the appointment of a receiver of Tenant's assets, or if a receiver or trustee is appointed for Tenant and such appointment and such receivership or trusteeship is not terminated within sixty (60) days, or Tenant makes an assignment for the benefit of creditors or if substantially all the assets of Tenant are levied upon and are about to be sold upon the Premises by any sheriff, marshal or constable. The grace period specified in this Section 25 shall run concurrently with any grace period provided by statute.

26. BROKERS

     Each party hereby represents and warrants to the other that they have had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker, consultant, or finder.

27. CAPTIONS

     The captions in this Lease are for convenience only and are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

28. ENTIRE AGREEMENT; INTERPRETATION

     This Lease represents the entire agreement between the parties hereto, and there are no collateral or oral agreements or understandings. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter genders and the singular and plural number.

29. DEFINITION OF "LANDLORD"

     The word "Landlord" is used herein to include the Landlord named above and any subsequent owner of the Premises, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had, had he originally signed this Lease as landlord, but any owner of the Premises, whether or not named herein, shall have no liability hereunder after he ceases to hold title to the Premises, except for obligations which may have theretofore accrued.

30. DEFINITION OF "TENANT"

     The word "Tenant" is used-herein, subject to the terms of Section 17 above, to include each and every of the persons named above as Tenant as well as their heirs, personal representatives, successors and assigns, and as well as any subsequent tenants which take possession of the Premises without Landlord's and Mortgagee's, if any, prior written consent, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant.

31. HAZARDOUS SUBSTANCES

     31.1 Tenant Representation. Tenant represents and warrants that it will not, on or about the Premises and during any period from and after the date hereof, make, store, use, treat, dispose of or permit the making, storage, use, treatment or disposal of any asbestos or polychlorinated biphenyls or other "hazardous substance" (as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended), any other hazardous waste, contaminant, oil, radioactive or other materials, the removal of which is required or the maintenance of which is prohibited, penalized or regulated by any local, state or federal agency, authority or government unit; provided, however, Tenant may store from time to time commercial cleaning products and lubricants for use on the Premises and products which are normal and customary for Tenant's operations, the handling, storage and disposal of which shall be in accordance with environmental law and subject to the terms of this Lease. Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all losses, damages, expenses, fees, claims, costs and liabilities, including but not limited to, reasonable attorneys' fees and costs of litigation, arising out of or in any manner connected with the "release" or "threatened release" (as these terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended) as a result of a breach of the foregoing.

     31.2 Landlord Representation. Landlord represents and warrants to the best of its knowledge that the Premises does not contain any asbestos or polychlorinated biphenyls or other "hazardous substance" (as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended), any other hazardous waste, contaminant, oil, radioactive or other materials, the removal of which is required or the maintenance of which is prohibited, penalized or regulated by any local, state or federal agency, authority or government unit. Landlord shall and hereby does indemnify and hold Tenant harmless from and against any and all losses, damages, expenses, fees, claims, costs and liabilities, including but not limited to, attorneys' fees and costs of litigation, arising out of a breach of this provision by Landlord.

32. EXCULPATION

     The obligations and liabilities of the parties to each other with respect to this Lease shall be limited solely to the parties, and neither of their respective partners, officers, directors, employees or shareholders shall have any personal liability whatsoever with respect to this Lease.

33. GENERAL PROVISIONS

     No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. Time is of the essence of this Agreement. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. This Lease shall be interpreted under the laws of the State in which the Premises is located. This Lease is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                       LANDLORD:

Witness:                               GORDON REAL ESTATE COMPANY, LLC

/s/ Kathryn W. Austin                      /s/ Gerald Gordon
-----------------------------------    By:--------------------------------
Kathryn W. Austin                         Gerald Gordon, Member/Manager

                                          [SEAL]

                                       TENANT:

Witness:                               DCA OF AIKEN, LLC

                                          /s/ Stephen W. Everett
----------------------------------     By:--------------------------------
                                          Stephen W. Everett, CEO & President
                                          [CORPORATE SEAL]